UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

Precision Therapeutics Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	83-4360734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AIPT	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of May 21, 2019, Precision Therapeutics Inc. (the “Company”) and Carl Schwartz agreed to amend and restate in its entirety that certain Second Amended and Restated Common Stock Purchase Warrant (the “Existing Warrant”) pursuant to a Third Amended and Restated Common Stock Purchase Warrant (the “Warrant”). The Existing Warrant was issued in connection with Dr. Schwartz’s additional $300,000.00 investment in the Company, as evidenced by that certain Second Amended and Restated Promissory Note in the aggregate principal amount of $1,620,000.00 dated February 6, 2019 (the “Note”). The shares of the Company’s common stock issuable in connection with an exercise of the Warrant are referred to herein as the “Warrant Shares”.

The Warrant has an exercise price of $0.836 per share for the initial 221,292 shares that related to Dr. Schwartz’s November 2018 investment (the “First Tranche”), an exercise price of $0.704 per share for the additional 742,188 shares that related to Dr. Schwartz’s January 2019 investment (the “Second Tranche”), an exercise price of $1.188 per share for the additional 138,889 shares that related to Dr. Schwartz’s February 2019 investment (the “Third Tranche”) and an exercise price of $0.704 per share for each installment of Additional Warrant Shares (as defined below) that will be added to the Warrant Shares. The exercise price in each case is equal to 110% of the closing sale price of the common stock on the date of the applicable investment. Each tranche of the Warrant is exercisable beginning on the sixth month anniversary of the date of the related investment through the fifth year anniversary of the date of the related investment.

On February 1, 2019 and the first day of each calendar month thereafter while the Note and the Warrant remain outstanding, a number of additional shares will be added to the Warrant Shares (“Additional Warrant Shares”) equal to (1) one-half percent (1/2%) of the outstanding principal balance of the Note on such date, divided by (2) $0.704, with the number of Additional Warrant Shares to be rounded to the nearest number of whole shares. The principal change effected by the Third Amended and Restated Common Stock Purchase Warrant is to clarify the formula for the calculation of the Additional Warrant Shares. The current principal balance of the Note is $1,620,000, and therefore, under the amended formula, Dr. Schwartz is currently receiving rights under the Warrant to purchase Additional Warrant Shares on the first day of each month equal to 11,506 shares of common stock at $0.704 per share.

The foregoing description of the Warrant is qualified in its entirety by reference thereto, which is filed as Exhibit 4.1 to this Current Report, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)       Not applicable.

(b)       Not applicable.

(c)       Not applicable.

(d)       Exhibits.

Exhibit No.	Description
4.1	Third Amended and Restated Common Stock Purchase Warrant issued to Carl Schwartz dated May 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION THERAPEUTICS inc.

By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date: May 23, 2019